Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-269998 on Form S-3 and Registration Statement No. 333-196634 on Form S-8 of our reports dated February 8, 2024, relating to the financial statements of CareTrust REIT, Inc., and the effectiveness of CareTrust REIT Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Costa Mesa, California
February 8, 2024